

<ARTICLE> 9
<LEGEND>
THIS FINANCIAL DATA SCHEDULE ON FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31,
1998 CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE CONSOLIDATED
BALANCE SHEET, CONSOLIDATED STATEMENT OF OPERATIONS, AVERAGE BALANCES,
INTEREST, AND AVERAGE RATES, NONACCRUAL ASSETS, RESTRUCTURED LOANS, AND LOANS
PAST DUE 90 DAYS OR MORE AND STILL ACCRUING INTEREST, QUARTERLY CREDIT LOSS
EXPERIENCE, AND COMPOSITION OF ALLOWANCE FOR CREDIT LOSSES, AND IS QUALIFIED IN
ITS ENTIRETY BY REFERENCE TO SUCH 10-Q FILING.

Any item provided in the schedule, in accordance with the rules governing the schedule, will not be subject to liability under the federal securities laws, except to the extent that the financial statements and other information from which the data were extracted violate the federal securities laws. Also, pursuant to item 601(c)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), the schedule shall not be deemed filed for purposes of Section 11 of the Securities Act of 1933. Section 18 of the Exchange
Act of 1934 and Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                          14,699
<INT-BEARING-DEPOSITS>                           5,737
<FED-FUNDS-SOLD>                                12,927
<TRADING-ASSETS>                                21,328
<INVESTMENTS-HELD-FOR-SALE>                     12,328
<INVESTMENTS-CARRYING>                           3,645
<INVESTMENTS-MARKET>                             3,675
<LOANS>                                        165,520
<ALLOWANCE>                                      3,517
<TOTAL-ASSETS>                                 265,436
<DEPOSITS>                                     173,890
<SHORT-TERM>                                    32,643
<LIABILITIES-OTHER>                             25,008<F1>
<LONG-TERM>                                     14,011<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        614
<COMMON>                                         1,210
<OTHER-SE>                                      18,060
<TOTAL-LIABILITIES-AND-EQUITY>                 265,436
<INTEREST-LOAN>                                  3,388
<INTEREST-INVEST>                                  283
<INTEREST-OTHER>                                   732<F3>
<INTEREST-TOTAL>                                 4,403
<INTEREST-DEPOSIT>                               1,489
<INTEREST-EXPENSE>                               2,308
<INTEREST-INCOME-NET>                            2,095
<LOAN-LOSSES>                                      245
<SECURITIES-GAINS>                                  61
<EXPENSE-OTHER>                                  2,288
<INCOME-PRETAX>                                  1,375
<INCOME-PRE-EXTRAORDINARY>                       1,375
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       835
<EPS-PRIMARY>                                     1.21<F4>
<EPS-DILUTED>                                     1.17
<YIELD-ACTUAL>                                    3.84
<LOANS-NON>                                      1,033
<LOANS-PAST>                                       171
<LOANS-TROUBLED>                                   258
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 3,500
<CHARGE-OFFS>                                      328
<RECOVERIES>                                        89
<ALLOWANCE-CLOSE>                                3,517
<ALLOWANCE-DOMESTIC>                             2,188
<ALLOWANCE-FOREIGN>                              1,109
<ALLOWANCE-UNALLOCATED>                            220

<F1>Includes trust preferred securities of $2,212 million.
<F2>Includes subordinated capital notes of $352 million.
<F3>Includes interest income on trading accounts assets of $383 million.
<F4>EPS-BASIC

